Exhibit 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     As independent petroleum engineers, we hereby consent to the use of our name included in this Form 10-K by McMoRan Exploration Co. and to the reference to our estimates of reserves and present value of future net revenues as of December 31, 2000, into
McMoRan   Exploration   Co.'s   previously   filed   Registration
Statements on Form S-3 (File No. 333-95195) and on Form S-8 (File Nos. 333-67485 and 333-67963).




                                /s/ RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 21, 2001